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EXHIBIT 10.29

                                    AMENDMENT
                                     TO THE
                       EMPLOYMENT AND SEVERANCE AGREEMENTS
                BETWEEN GSI LUMONICS INC. AND CHARLES D. WINSTON

This Amendment is entered into this 26 day of February, 2002 between GSI Lumonics Inc. with corporate offices at 105 Schneider Road, Kanata, Ontario Canada K2K 1Y3 ("Company") and Charles D. Winston of [ ] ("Executive") for the express purpose of modifying the Employment Agreement dated January 1, 2000 ("Employment Agreement") and the Severance Agreement dated May 24, 2001 ("Severance Agreement") entered into between the Company and the Executive. In the event of a conflict between the Employment Agreement, Severance Agreement and this Amendment thereto, this Amendment shall prevail and govern.

In consideration of the premises and mutual covenants contained herein, the Company and the Executive hereby agree as follows:

     1) Notwithstanding anything to the contrary in the Employment Agreement or Severance Agreement:

          (a) The term of the Executive's appointment as Chief Executive Officer shall expire upon the earlier of (a) December 31, 2003; or (b) a date that precedes December 31, 2003 pursuant to a mutual written agreement between the Executive and the Company.

          (b) If the Executive's appointment as Chief Executive Officer is not terminated prior to December 31, 2003 and the Executive serves such appointment actively up until December 31, 2003, then the Executive shall have the right to remain in the employ of the Company in an advisory and consultancy capacity, as described herein, until December 31, 2005 ("Extended Period"). The Executive shall formally notify the Company in writing of his desire to remain in such position prior to December 31, 2003. During the Extended Period and pursuant to the written notice, the Executive shall perform such services as may be assigned to him from time to time by the Board of Directors, provided he shall not be required to spend more than fifty percent (50%) of his normal working time on Company business and the Company shall not be obligated to pay him more than fifty percent (50%) of his annual 2003 base salary. During the Extended Period and provided the Executive has sent the written notice, the Company agrees to pay the Executive 50% of his 2003 annual base salary for his performance of advisory and consultancy services and the Executive shall be entitled to continue his participation in the Company's stock option plans.

          (c) The Company and Executive agree that the Employment Agreement and the Executive's appointment as Chief Executive Officer may be terminated by the Company, in its absolute discretion, prior to December 31, 2003 for Cause (as defined in the Severance Agreement) and for failure by the Executive to perform his full-time duties with the Company as a result of a Disability (as defined in the Severance Agreement). Termination by the Company of the Executive's appointment as Chief Executive Officer and of the Employment Agreement for Cause or Disability (as set out herein) prior to December 31, 2003 shall be made in accordance with Section 7 "Notice of Termination" and Section 5 "Compensation other than Severance Payments" of the Severance Agreement.

          (d) The Company and the Executive agree that if the Employment Agreement and the Executive's appointment as Chief Executive Officer are terminated prior to December 31, 2003 following a Change of Control (as defined in the Severance Agreement) other than (i) by the Company for Cause, (b) by reason of death or Disability (as defined by the Severance Agreement); or by the Executive without Good Reason (as defined by the Severance Agreement), such termination shall be made in accordance with
               Section 7 "Notice of Termination," Section 5 "Compensation other than Severance Payments" and Section 6 "Severance Payments" of the Severance Agreement.

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          (e)  The Company and the Executive agree that if the Employment
               Agreement and the Executive's appointment as Chief Executive Officer are terminated prior to December 31, 2003 by the Executive other than as described in 1(c) and (d) above and other than pursuant to a resignation by the Executive (which is governed by the terms of the Employment Agreement), then such termination shall be made in accordance with Section 7 "Notice of Termination," and Section 9 "Other Severance Payments" of the Severance Agreement.

          (f) The Term of the Severance Agreement, which commenced on May 24, 2001, shall be coterminous with the Term of the Employment Agreement and accordingly, the Severance Agreement shall expire (without any extensions, regardless of any automatic extensions referenced in the Severance Agreement) on the earlier of (a) December 31, 2003 or (b) a date that precedes December 31, 2003 pursuant to a mutual written agreement between the Executive and the Company.

     2) The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

     3) Except as otherwise modified herein, all other terms and conditions of the Employment Agreement and the Severance Agreement shall remain in full force and effect

IN WITNESS WHEREOF, this Amendment to the Employment Agreement and Severance Agreement is made and entered into as of the date first written above.

GSI LUMONICS INC.                           EXECUTIVE
Signed on Behalf of
the  Board of Directors


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Name:                                           Name: Charles D. Winston

Title:                                      Address:
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